EXHIBIT 99.1


                      EXPRESS SCRIPTS ANNOUNCES AGREEMENT
                     TO PURCHASE VALUERX FROM COLUMBIA/HCA

          $445 MILLION TRANSACTION WILL CREATE LARGEST INDEPENDENT PBM
                 MANAGING MORE THAN $4.0 BILLION IN DRUG CLAIMS

     ST. LOUIS, February 20, 1998 - Express Scripts, Inc. (NASDAQ:ESRX) today announced that it has executed a definitive agreement to purchase ValueRx, the pharmacy benefit management (PBM) subsidiary of Columbia/HCA Healthcare Corporation (NYSE:COL). The transaction will make Express Scripts the largest PBM independent of drug manufacturer ownership. The combination will enhance Express Scripts' ability to meet the needs of clients and their participants, while offering greater resources in advanced clinical, consultative and information services.

     Under the terms of the definitive agreement, Express Scripts will purchase ValueRx from Columbia/HCA for approximately $445 million in cash. This transaction will increase network claims processed by approximately 75 percent and would more than double mail service prescriptions processed annually. In 1997, the combined revenue of the two companies was in excess of $2.7 billion and the combined managed annual prescription drug spend was more than $4.0 billion.

     "We are confident that combining the industry expertise from ValueRx with that of Express Scripts will create a stronger, more competitive healthcare management company," says Barrett Toan, president and chief executive officer of Express Scripts. "By growing in size and strength, we will be able to offer enhanced services and generate significant economies of scale, increasing our value to customers, employees and shareholders."

     Historically, the two companies have served different market segments. ValueRx's customer base is comprised predominantly of employer groups, including a number of Fortune 1000 companies, and indemnity insurance carriers. Express Scripts has focused on smaller group plans by building strong relationships with third-party administrators and select managed care organizations. This transaction brings together the unique strengths in serving these distinctly different markets and provides the company with the resources and experience to pursue new business in both segments.

     "We place great importance on ValueRx's expertise in the employer group market," says Toan. He explained that clients will now have access to a broad spectrum of healthcare management services to improve the quality and cost of healthcare for their members. Specifically, he cited the benefits of additional mail service and call center capacity, increased access for clients and members to pharmacies and expanded opportunities to work with pharmaceutical manufacturers to optimize contracting and coordinate formularies over a broader book of business.

     Kevin Roberg, president and CEO of ValueRx, states, "Over the past two years, the employees of ValueRx have worked hard to maintain high standards for quality service, and this transaction will allow them to continue their dedication to our customers and our commitment to product innovation and growth."

     Additionally, the combination of Express Scripts and ValueRx will allow increased investment in new products and services, including industry-leading clinical services, formulary management and provider profiling capabilities. "Through Express Scripts' subsidiary Practice Patterns Science, clients of the combined company will have access to integrated medical information which can be used to better manage healthcare quality and costs," adds Barrett Toan, "ValueRx's proprietary data warehouse and data mining technology also provides clients with capabilities to measure healthcare outcomes."

     Completion of the transaction is subject to customary closing conditions, including required governmental approvals, expiration of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and receipt of funds by Express Scripts under a bank facility to be arranged by BT Alex. Brown & Sons Incorporated, Express Scripts' financial advisor in the transaction. Express Scripts expects the transaction will be completed in the second quarter of 1998. The company anticipates that the combination will not be dilutive to earnings per share in 1998 and will be accretive to earnings per share in 1999.

     Express Scripts, Inc. is a leader in healthcare management, delivering advanced capabilities in several complementary healthcare businesses. Express Scripts' pharmacy benefit management business currently provides managed prescription drug services to more than 12.3 million members in the United States and Canada and has received the highest ranking for overall customer satisfaction in the last two annual Pharmacy Benefit Management Institute surveys. Practice Patterns Science, Inc. offers healthcare information management services, linking healthcare data from all points of care. ESI Vision Care is the company's eyecare management business. IVTx applies managed care principles to infusion therapy management. Health Management Services provides comprehensive informed decision counseling and disease management services through a 24-hour call center staffed by nurses and pharmacists. Express Scripts' businesses serve HMOs, third-party administrators, insurance companies, unions and self-insured employers. Express Scripts is headquartered in St. Louis.

     ValueRx is a leader in pharmacy benefit management services and develops clinical programs designed to positively impact patient care, while managing overall healthcare costs. ValueRx provides its services to employers, unions, managed care organizations, BlueCross and BlueShield plans, insurance carriers and public sector clients.

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING BUT NOT LIMITED TO STATEMENTS RELATED TO THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS (FINANCIAL AND OTHERWISE) OR INTENTIONS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM THOSE PROJECTED OR SUGGESTED. FACTORS THAT MAY IMPACT THESE FORWARD-LOOKING STATEMENTS INCLUDE HIGHER THAN EXPECTED COSTS IN INTEGRATING AND OPERATING THE COMBINED COMPANY; LOSS OF CLIENTS IN THE TRANSITION PROCESS; LOWER THAN EXPECTED SALES AND REVENUE GROWTH; HEIGHTENED COMPETITION; CHANGES IN PRICING OR DISCOUNT PRACTICES OF PHARMACEUTICAL MANUFACTURERS; THE ABILITY OF THE COMPANY TO CONSUMMATE CONTRACT NEGOTIATIONS WITH PROSPECTIVE CLIENTS; COMPETITION IN THE BIDDING AND PROPOSAL PROCESS; ADVERSE RESULTS IN CERTAIN LITIGATION AND REGULATORY MATTERS; THE ADOPTION OF ADVERSE LEGISLATION OR A CHANGE IN THE INTERPRETATION OF EXISTING LEGISLATION OR REGULATIONS; RISKS ASSOCIATED WITH THE DEVELOPMENT OF NEW PRODUCTS; AND OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.